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                                                                     EXHIBIT 5.1


                               November 19, 2001


AFC Enterprises, Inc.
Six Concourse Parkway, Suite 1700
Atlanta, Georgia  30328-5352


     Re:  AFC Enterprises, Inc.; Registration Statement on Form S-1 (File No.
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          333-73182)
          ----------

          You have requested our opinion with respect to certain matters in connection with the filing by AFC Enterprises, Inc. (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), covering the underwritten public offering of up to 8,050,000 shares of the Company's Common Stock, par value $.01 per share, including 7,000,000 shares to be sold by certain selling shareholders (the "Secondary Shares") and 1,050,000 shares for which the underwriters have been granted an over-allotment option (the "Over-Allotment Shares," and, collectively with the Secondary Shares, the "Shares").

          In rendering the opinion set forth herein, we have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to our satisfaction to be true and correct copies thereof, as we have deemed necessary under the circumstances. We are attorneys duly admitted to practice only in the State of California and are opining herein solely as to the laws of the State of California, United States federal law and, to the extent necessary to render our opinion as to the validity of the Shares, the laws of the State of Minnesota, in reliance upon an opinion of Dorsey & Whitney, a copy of which is attached hereto as Exhibit A.
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          Based on such review and reliance, we are of the opinion that, subject to the issuance of an appropriate order by the Commission declaring the Registration Statement effective, and the compliance with applicable state securities and "blue sky" laws, the Secondary Shares and the Over-Allotment Shares have been duly authorized, and the Secondary Shares and, to the extent that the underwriters exercise their over-allotment option, the Over-Allotment Shares are, validly issued, fully paid and nonassessable.

          We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K.

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This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                              Very truly yours,


                              /s/ RIORDAN & McKINZIE

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                                 EXHIBIT A
                                 ---------



                               November 19, 2001


AFC Enterprises, Inc.
Six Concourse Parkway, Suite 1700
Atlanta, Georgia  30328-5352


     Re:  AFC Enterprises, Inc.
          Registration Statement on Form S-1 (File No. 333-73182)
          -------------------------------------------------------


          We have acted as special Minnesota counsel to AFC Enterprises, Inc., a Minnesota corporation (the "Company"), in connection with a Registration Statement on Form S-1 (the "Registration Statement") relating to the sale by certain selling shareholders (the "Selling Shareholders") of up to 8,050,000 shares of Common Stock, $0.01 par value, of the Company (the "Common Stock"), including 1,050,000 shares to be subject to the Underwriters' over-allotment option.

          We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below.

          In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of the Company and of public officials. We have also assumed that the Common Stock will be sold for a price per share not less than the par value per share of the Common Stock.

          Based on the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Selling Shareholders pursuant to the Registration Statement have been duly authorized and are validly issued, fully paid and nonassessable.

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          Our opinion expressed above is subject to the following qualifications and exceptions:

          (i) Our opinion is limited to the laws of the State of Minnesota.

          (ii) Minnesota Statutes Section 290.371, Subd. 4, provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under Minnesota law unless the corporation has filed a Notice of Business Activities Report, and provides that the use of the courts of the State of Minnesota for all contracts executed and all causes of action that arose before the end of any period for which a corporation failed to file a required report is precluded. Insofar as our opinion may relate to the valid, binding and enforceable character of any agreement under Minnesota law or in a Minnesota court, we have assumed that any party seeking to enforce such agreement either has at all times been, and will continue at all times to be, exempt from the requirement of filing a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to duly file, all Notice of Business Activities Reports, or has complied with the requirements of Minnesota Statutes Section 290.371, Subd. 4, para. (c).

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

          The foregoing opinions are being furnished to you solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent, except that Riordan & McKinzie may rely on the foregoing opinions as to matters of Minnesota law in rendering its opinion regarding the validity of the shares of Common Stock to be sold pursuant to the Registration Statement.

                              Very truly yours,


                              /s/ Dorsey & Whitney LLP

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